Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael LaBelle

Senior Vice President,

Chief Financial Officer

(617) 236-3352

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

THIRD QUARTER 2015 RESULTS

Reports diluted FFO per share of $1.41 Reports diluted EPS of $1.20

BOSTON, MA, October 29, 2015 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2015.

Funds from Operations (FFO) for the quarter ended September 30, 2015 were $217.3 million, or $1.41 per share basic and $1.41 per share diluted. This compares to FFO for the quarter ended September 30, 2014 of $223.4 million, or $1.46 per share basic and $1.46 per share diluted. The weighted average number of basic and diluted shares outstanding totaled approximately 153,595,000 and 153,786,000, respectively, for the quarter ended September 30, 2015 and 153,120,000 and 153,273,000, respectively, for the quarter ended September 30, 2014.

The Company’s reported FFO of $1.41 per share diluted was greater than the guidance previously provided of $1.34-$1.36 per share diluted primarily due to better than expected portfolio operations of $0.02 per share, lease termination income of $0.03 per share and development and management services income of $0.01 per share.

Net income available to common shareholders was $184.1 million for the quarter ended September 30, 2015, compared to $127.7 million for the quarter ended September 30, 2014. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2015 was $1.20 basic and $1.20 on a diluted basis. This compares to EPS for the quarter ended September 30, 2014 of $0.83 basic and $0.83 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final unaudited information for the quarter ended September 30, 2015. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2015, the Company’s portfolio consisted of 171 properties aggregating approximately 46.6 million square feet, including 14 properties under construction/redevelopment totaling approximately 4.7 million square feet. The overall percentage of leased space for the 154 properties in service (excluding the Company’s two residential properties and hotel) as of September 30, 2015 was 91.3%.

Significant events during the third quarter included:

•	The Company entered into forward-starting interest rate swap contracts, including one contract entered into subsequent to September 30, 2015, which fix the 10-year swap rate on notional amounts aggregating $225.0 million. The Company has now entered into forward-starting interest rate swap contracts which fix the 10-year swap rate at a weighted-average rate of approximately 2.423% per annum on notional amounts aggregating $550.0 million. The interest rate swap contracts were entered into in advance of a financing with a target commencement date in September 2016 and maturity in September 2026.

•	The Company’s 767 Fifth Partners LLC consolidated entity (the entity in which the Company has a 60% interest and that owns 767 Fifth Avenue (the General Motors Building) in New York City) entered into forward-starting interest rate swap contracts, including one contract entered into subsequent to September 30, 2015, which fix the 10-year swap rate on notional amounts aggregating $125.0 million. 767 Fifth Partners LLC has now entered into forward-starting interest rate swap contracts which fix the 10-year swap rate at a weighted-average rate of approximately 2.762% per annum on notional amounts aggregating $275.0 million. These interest rate swap contracts were entered into in advance of a financing with a target commencement date in June 2017 and maturity in June 2027.

•	On July 23, 2015, the Company commenced construction of its Cambridge Residential project, a residential project aggregating approximately 164,000 square feet comprised of 274 apartment units and approximately 9,000 square feet of retail space located in Cambridge, Massachusetts. On August 13, 2015, the Company acquired an approximately 8,700 square foot parcel of land necessary for the development for a purchase price of approximately $2.0 million.

•	On July 23, 2015, the Company commenced construction of its Reston Signature Site project, a residential project aggregating approximately 514,000 square feet comprised of 508 apartment units and approximately 24,000 square feet of retail space located in Reston Town Center in Reston, Virginia.

•

On July 31, 2015, the Company entered into a 99-year ground and air rights lease (the “Lease”) with the Massachusetts Department of Transportation (“MDOT”) with respect to the parking garage located at 100 Clarendon Street (the “Clarendon Garage”) and the concourse level of the Massachusetts Bay Transportation Authority’s Back Bay Station (the “Station”). The Lease amends and restates the air rights lease which the Company had assumed in 2010 at the time it acquired its interests in both the Clarendon Garage and the office tower located at 200 Clarendon Street (formerly known as the John Hancock Tower). The Lease requires the Company to pay a total of approximately $37.0 million and provides the Company with options to acquire certain air rights above both the Clarendon Garage and the Station with the amount of developable square footage associated with the air rights to be determined at a later date. The previous lease had 45 years remaining in its term. Upon execution of the Lease, the Company made a $5.0 million payment and the Lease requires the Company’s remaining obligation to be used to fund improvements to the Station.

•	On August 14, 2015, the Company partially placed in-service 601 Massachusetts Avenue, a Class A office project with approximately 478,000 net rentable square feet located in Washington, DC. The property is 87% leased.

•	On September 9, 2015, the Company received a third interim distribution from its unsecured creditor claim against Lehman Brothers, Inc. totaling approximately $3.6 million, leaving a remaining claim of approximately $29.4 million that the Company believes has a market value of approximately $2.5 million. There can be no assurance as to the timing or amount of additional proceeds, if any, that the Company may ultimately realize on the claim.

•	On September 10, 2015, the Company partially placed in-service The Point, a retail project with approximately 17,000 net rentable square feet of retail space located in Waltham, Massachusetts. The property is 84% leased.

•	On September 15, 2015, the Company acquired its partner’s 50% interest in the consolidated entity that owns Fountain Square located in Reston Town Center in Reston, Virginia for cash of approximately $100.9 million and the partner’s share of assumed mortgage indebtedness totaling approximately $105.6 million. Fountain Square is an office and retail complex aggregating approximately 759,000 net rentable square feet, comprised of approximately 522,000 net rentable square feet of Class A office space and approximately 237,000 net rentable square feet of retail space.

•	On September 18, 2015, a consolidated entity in which the Company has a 50% interest completed the sale of its 505 9th Street, N.W. property located in Washington, DC for approximately $318.0 million, including the assumption by the buyer of approximately $117.0 million of mortgage indebtedness. Net cash proceeds totaled approximately $194.6 million, of which the Company’s share was approximately $97.3 million. The Company recognized a gain on sale of real estate totaling approximately $199.5 million, of which approximately $101.1 million was allocated to the outside partners and is included within noncontrolling interests in property partnerships in the Company’s consolidated statements of operations. 505 9th Street, N.W. is an approximately 322,000 net rentable square foot Class A office building.

•	On September 22, 2015, a joint venture in which the Company has a 50% interest completed and fully placed in-service Annapolis Junction Building Seven, a Class A office project with approximately 127,000 net rentable square feet located in Annapolis, Maryland. The property is 100% leased.

•	On September 30, 2015, a joint venture in which the Company has a 50% interest extended the loan collateralized by its Annapolis Junction Building Six property. At the time of the extension, the outstanding balance of the construction loan totaled approximately $13.4 million and was scheduled to mature on November 17, 2015. The extended loan has a total commitment amount of $15.9 million, bears interest at a variable rate equal to LIBOR plus 2.25% per annum and matures on November 17, 2016. Annapolis Junction Building Six is a Class A office property with approximately 119,000 net rentable square feet located in Annapolis, Maryland.

Transactions completed subsequent to September 30, 2015 included:

•	On October 1, 2015, the Company completed the sale of a parcel of land within its Washingtonian North property located in Gaithersburg, Maryland for a gross sale price of approximately $13.3 million. The parcel contains approximately 5.8 acres of the Company’s approximately 19.3 acre property.

•	On October 1, 2015, the Company used available cash to repay the mortgage loan collateralized by its Kingstowne Two and Kingstowne Retail properties located in Alexandria, Virginia totaling approximately $29.8 million. The mortgage loan bore interest at a fixed rate of 5.99% per annum and was scheduled to mature on January 1, 2016. There was no prepayment penalty.

•	On October 7, 2015, the Company entered into an agreement to sell its Innovation Place property for a gross sale price of $207.0 million. Innovation Place, located in San Jose, California, is a 26-acre site with one occupied and three vacant existing office buildings and a total of approximately 574,000 square feet (approximately 463,000 square feet of which are vacant) located at 3100-3130 Zanker Road. Currently, the remainder of the site is used for 1,699 surface parking spaces but the land supports an additional 537,000 square feet of office/R&D development and two parking structures with a total of approximately 3,000 parking spaces. The Company expects that the sale will close in the fourth quarter of 2015. However, the sale is subject to the satisfaction of closing conditions and there can be no assurance that the sale will be consummated on the terms currently contemplated or at all.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter 2015, full year 2015 and full year 2016 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below the Company has updated its guidance for FFO per share (diluted) for the full year 2015 to $5.46 - $5.48 per share. The updated guidance reflects, among other items, an increase of $0.06 per share from the results of the 3rd quarter that exceeded the Company’s prior guidance. For the fourth quarter 2015, the Company projects its results to be in line with its prior guidance with a projected increase in FFO from acquisition activity of $0.01 per share offset by a decrease of $0.01 per share resulting from the deferment of anticipated operating expenses from the 3rd quarter to the 4th quarter. The increase in the Company’s projected share of Gains on Sales of Real Estate of $0.44 per share primarily reflects the projected gain on sale related to the anticipated sale of the Company’s Innovation Place property located in San Jose, California.

	Fourth Quarter 2015			Full Year 2016
	Low - High			Low - High
Projected EPS (diluted)	$1.09	-	$1.11	$3.92	-	$3.94
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.78	-	0.78	3.15	-	3.15
Less:
Projected Company Share of Gains on Sales of Real Estate	0.48	-	0.48	1.61	-	1.61

Projected FFO per Share (diluted)	$1.39	-	$1.41	$5.46	-	$5.48

The Company’s guidance for the full year 2016 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. In addition, the estimates for the full year 2016 when compared to the full year 2015 include, among other things, (1) a range of year-over-year performance in the Company’s same property GAAP NOI of (0.75%) to 1.25% contributing ($0.07) - $0.11 per share, (2) the placing in service of development properties during 2015 and 2016, which the Company expects to add $0.20 - $0.23 per share, (3) a decrease in net interest expense of $0.04 to $0.10 per share and (4) a decrease in the deduction for same property NOI for noncontrolling interests of $0.06 to $0.11 per share. These items are offset by (1) the elimination of income from completed and projected asset sales during 2015 and 2016 of $0.09 per share, (2) an increase in general and administrative expenses of $0.03 to $0.05 per share and a decline in the Company’s share of termination income of $0.13 - $0.15 per share. The Company’s projected share of Gains on Sales of Real Estate in 2016 relate to the anticipated sale of the Company’s 415 Main Street property located in Cambridge, Massachusetts.

	Full Year 2016
	Low - High
Projected EPS (diluted)	$2.50	-	$2.70
Add:
Projected Company Share of Real Estate Depreciation and Amortization	3.34	-	3.34
Less:
Projected Company Share of Gains on Sales of Real Estate	0.34	-	0.34

Projected FFO per Share (diluted)	$5.50	-	$5.70

Boston Properties will host a conference call on Friday, October 30, 2015 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2015 results, the fourth quarter 2015, full fiscal year 2015 and full fiscal year 2016 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (281) 913-8731 (International) and the passcode is 57659626. A replay of the conference call will be available through November 13, 2015, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and the passcode is 57659626. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ third quarter 2015 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, four residential properties and five retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four markets – Boston, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2015, full fiscal year 2015 and full fiscal year 2016, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$18,412,086	$18,231,978
Construction in progress	725,601	736,311
Land held for future development	264,598	268,114
Less: accumulated depreciation	(3,833,277)	(3,547,659)

Total real estate	15,569,008	15,688,744
Cash and cash equivalents	1,387,007	1,763,079
Cash held in escrows	90,379	487,321
Investments in securities	19,645	19,459
Tenant and other receivables, net of allowance for doubtful accounts of $1,164 and $1,142, respectively	66,446	46,595
Accrued rental income, net of allowance of $1,558 and $1,499, respectively	737,145	691,999
Deferred charges, net	749,628	831,744
Prepaid expenses and other assets	143,476	164,432
Investments in unconsolidated joint ventures	217,529	193,394

Total assets	$18,980,263	$19,886,767

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,132,071	$4,309,484
Unsecured senior notes, net of discount	5,288,908	5,287,704
Unsecured exchangeable senior notes, net of discount	—	—
Unsecured line of credit	—	—
Mezzanine notes payable	308,817	309,796
Outside members’ notes payable	180,000	180,000
Accounts payable and accrued expenses	245,200	243,263
Dividends and distributions payable	112,912	882,472
Accrued interest payable	200,916	163,532
Other liabilities	448,680	502,255

Total liabilities	10,917,504	11,878,506

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	—	633

Redeemable interest in property partnership	—	104,692

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,653,500 and 153,192,845 shares issued and 153,574,600 and 153,113,945 shares outstanding at September 30, 2015 and December 31, 2014, respectively	1,536	1,531
Additional paid-in capital	6,300,780	6,270,257
Dividends in excess of earnings	(627,054)	(762,464)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive income (loss)	(20,625)	(9,304)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,851,915	5,697,298
Noncontrolling interests:
Common units of the Operating Partnership	620,036	603,171
Property partnerships	1,590,808	1,602,467

Total equity	8,062,759	7,902,936

Total liabilities and equity	$18,980,263	$19,886,767

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$494,300	$484,071	$1,471,591	$1,402,328
Recoveries from tenants	91,544	90,103	266,932	253,419
Parking and other	25,509	26,236	76,849	76,869

Total rental revenue	611,353	600,410	1,815,372	1,732,616
Hotel revenue	12,619	11,918	35,107	32,478
Development and management services	5,912	6,475	16,102	18,197

Total revenue	629,884	618,803	1,866,581	1,783,291

Expenses
Operating
Rental	219,796	215,179	655,610	624,213
Hotel	8,125	7,585	24,196	21,697
General and administrative	20,944	22,589	72,019	75,765
Transaction costs	254	1,402	789	2,500
Depreciation and amortization	153,015	157,245	475,082	466,143

Total expenses	402,134	404,000	1,227,696	1,190,318

Operating income	227,750	214,803	638,885	592,973
Other income (expense)
Income from unconsolidated joint ventures	2,647	4,419	20,559	10,069
Interest and other income	3,637	3,421	6,337	6,841
Gains (losses) from investments in securities	(1,515)	(297)	(1,146)	651
Interest expense	(108,727)	(113,308)	(326,018)	(337,839)

Income before gains on sales of real estate	123,792	109,038	338,617	272,695
Gains on sales of real estate	199,479	41,937	294,563	41,937

Net income	323,271	150,975	633,180	314,632
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(115,240)	(5,566)	(139,712)	(17,473)
Noncontrolling interest—redeemable preferred units of the Operating Partnership	—	(75)	(6)	(1,014)
Noncontrolling interest—common units of the Operating Partnership	(21,302)	(14,963)	(50,906)	(29,819)

Net income attributable to Boston Properties, Inc.	186,729	130,371	442,556	266,326
Preferred dividends	(2,647)	(2,647)	(7,854)	(7,854)

Net income attributable to Boston Properties, Inc. common shareholders	$184,082	$127,724	$434,702	$258,472

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.20	$0.83	$2.83	$1.69

Weighted average number of common shares outstanding	153,595	153,120	153,426	153,077

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.20	$0.83	$2.82	$1.69

Weighted average number of common and common equivalent shares outstanding	153,786	153,273	153,825	153,228

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$184,082	$127,724	$434,702	$258,472
Add:
Preferred dividends	2,647	2,647	7,854	7,854
Noncontrolling interest—common units of the Operating
Partnership	21,302	14,963	50,906	29,819
Noncontrolling interest—redeemable preferred units of the Operating Partnership	—	75	6	1,014
Noncontrolling interests in property partnerships	115,240	5,566	139,712	17,473
Less:
Gains on sales of real estate	199,479	41,937	294,563	41,937

Income before gains on sales of real estate	123,792	109,038	338,617	272,695
Add:
Real estate depreciation and amortization (2)	156,489	162,012	476,627	479,798
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	35,527	19,150	108,741	59,998
Noncontrolling interest—redeemable preferred units of the Operating Partnership	—	75	6	1,014
Preferred dividends	2,647	2,647	7,854	7,854

Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	242,107	249,178	698,643	683,627
Less:
Noncontrolling interest—common units of the Operating Partnership’s share of funds from operations	24,846	25,775	72,278	69,283

Funds from operations attributable to Boston Properties, Inc. common shareholders	$217,261	$223,403	$626,365	$614,344

Boston Properties, Inc.’s percentage share of funds from operations—basic	89.74%	89.66%	89.65%	89.87%

Weighted average shares outstanding—basic	153,595	153,120	153,426	153,077

FFO per share basic	$1.41	$1.46	$4.08	$4.01

Weighted average shares outstanding—diluted	153,786	153,273	153,825	153,644

FFO per share diluted	$1.41	$1.46	$4.07	$4.00

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $153,015, $157,245, $475,082 and $466,143 and our share of unconsolidated joint venture real estate depreciation and amortization of $3,808, $5,099, $2,562 and $14,669, less corporate-related depreciation and amortization of $334, $332, $1,017 and $1,014 for the three and nine months ended September 30, 2015 and 2014, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2015	December 31, 2014
Boston	91.1%	91.4%
New York	91.5%	90.9%
San Francisco	88.6%	88.3%
Washington, DC	92.9%	94.8%

Total Portfolio	91.3%	91.7%

	% Leased by Type
	September 30, 2015	December 31, 2014
Class A Office Portfolio	91.5%	91.8%
Office/Technical Portfolio	84.7%	87.7%

Total Portfolio	91.3%	91.7%